Exhibit 99.7

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF THAYER VENTURES ACQUISITION CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Mark E. Farrell and Chris Hemmeter (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Thayer Ventures Acquisition Corporation (the “Company” or “TVAC”), a Delaware corporation, that the undersigned is entitled to vote (the “Shares”) at the special meeting meeting of stockholders of the Company to be held on [_], 2022 at 10:00 a.m. Eastern Time, via live webcast at the following address: https://www.cstproxy.com/tvac/2022
(the “special meeting”), and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof in each Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7 AND “FOR” EACH DIRECTOR NOMINEE. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [_], 2022 at 10:00 a.m. Eastern Time. This notice of Special Meeting and the accompanying Proxy Statement are available at: https://www.cstproxy.com/tvac/2022

THAYER VENTURES ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 7.

Please mark vote as indicated in this example **X**

Proposal	FOR	AGAINST	ABSTAIN
Proposal No. 1 — The "Business Combination Proposal" — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of June 30, 2021, (as may be further amended from time to time, the "Business Combination Agreement"), by and among Thayer, the Blocker Merger Subs, the Company Merger Sub, the Blockers and Inspirato, pursuant to which the Blocker Mergers will be effected and, immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company, resulting in Inspirato becoming a subsidiary of Thayer.	☐	☐	☐
Proposal No. 2 — The "Charter Proposal" — To consider and vote upon a proposal to adopt the Proposed Certificate of Incorporation in the form attached hereto as Annex B.	☐	☐	☐
Proposal No. 3 — The "Governance Proposals" — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Certificate of Incorporation and the Proposed Bylaws, presented separately in accordance with SEC requirements (collectively, the "Governance Proposals"):			
Proposal No. 3A — Name Change Charter Amendment — To change Thayer's name to "Inspirato Incorporated";	☐	☐	☐
Proposal No. 3B — Authorized Share Charter Amendment — To increase the number of authorized shares of our Class A Common Stock, to authorize a new class of common stock called the Class V Common Stock, and to increase the number of authorized shares of our "blank check" preferred stock;	☐	☐	☐
Proposal No. 3C — Actions by Stockholders Charter Amendment — To require that stockholders only act at annual and special meeting of the corporation and not by written consent;	☐	☐	☐
Proposal No. 3D — Corporate Opportunity Charter Amendment — To eliminate the current limitations in place on the corporate opportunity doctrine;	☐	☐	☐
Proposal No. 3E — Voting Thresholds Charter Amendment — To increase the required vote thresholds for stockholders approving amendments to the Proposed Certificate of Incorporation and the Proposed Bylaws to 66 2/3%;	☐	☐	☐
Proposal No. 3F — Classified Board Amendment — To provide that the PubCo Board be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term; and	☐	☐	☐
Proposal No. 3G — Additional Governance Amendments — To approve all other changes in connection with the replacement of the Existing Thayer Bylaws and Existing Thayer Certificate of Incorporation with the Proposed Certificate of Incorporation and the Proposed Bylaws, including adopting Delaware as the exclusive forum for certain shareholder litigation.	☐	☐	☐
Proposal No. 4 — The "Incentive Plan Proposal" — To consider and vote upon a proposal to approve the Inspirato 2021 Equity Incentive Plan, including the authorization of the initial share reserve under such plan.	☐	☐	☐
Proposal No. 5 — The "ESPP Proposal" — To consider and vote upon a proposal to approve the Inspirato 2021 Employee Stock Purchase Plan, including the authorization of the initial share reserve under such plan.	☐	☐	☐
Proposal No.6— The "Nasdaq Proposals" — To consider and vote upon the following proposals presented separately:			
Proposal No. 6A — Merger Shares Issuance — To issue Combined Company Class A Common Stock and Combined Company Class V Common Stock in connection with the Mergers pursuant to the Business Combination Agreement; and	☐	☐	☐
Proposal No. 6B — PIPE Shares Issuance — To issue Thayer Class A Common Stock to the investors in the PIPE (as defined herein).	☐	☐	☐
Proposal No. 7 — The "Adjournment Proposal" — A proposal to adjourn the special meeting of Thayer's stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting.	☐	☐	☐

Dated: ______________________________, 2022

____
Signature

____
(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.